Exhibit 10.2

LINE OF CREDIT AGREEMENT

THIS LINE OF CREDIT AGREEMENT (this “Agreement”) is entered into as of October 14, 2026 (the “Effective Date”), by and among Next Bridge Hydrocarbons, Inc., a Nevada corporation (the “Borrower” or the “Company”) and Panther Bridge, LLC, a Texas limited liability company (the “Lender”). Borrower and Lender are hereinafter sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, concurrent with entry into this Agreement, Borrower and Lender entered into and closed a Securities Exchange Agreement (the “Exchange Agreement”) whereby the Lender conveyed back to the Borrower the 18% Unsecured Promissory Note and Series A Redeemable Preferred Stock that it had received on August 20, 2025, in exchange for the Borrower entering into this Agreement and issuing the Lender the Note (as defined in this Agreement);

WHEREAS, in connection with the transactions under the Exchange Agreement, the Borrower desires to obtain a line of credit from the Lender in the principal amount of $20,000,000 for working capital and for general corporate purposes, and the Lender is willing to extend such line of credit to Borrower subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Business Day” shall mean any day of the week other than Saturday, Sunday or other day that is recognized as a holiday in the United States of America.

“Default” shall mean an Event of Default as set forth in Article VI of this Agreement.

“Governmental Authority” shall mean the government of the United States, any state, province or political subdivision thereof, any other foreign country, any multi-national organization or body and any entity exercising executive, judicial, legislative, police, taxing, regulatory or administrative authority or power of any nature.

“Line of Credit” shall mean the financing provided by Lender to Borrower under the terms of this Agreement in the maximum principal amount of $20,000,000.

“Line of Credit Documents” shall refer to this Agreement, the Note, and any other documents, instruments, or agreements executed and delivered in connection herewith.

“Material Adverse Event” shall mean any event, occurrence, or condition that has had, or could reasonably be expected to have, a material adverse effect on: (a) the ability of Borrower to perform its material obligations under the Line of Credit Documents; (b) the legality, validity, or enforceability of any Line of Credit Document; or (c) the ability of Lender to realize the material benefits intended to be provided under the Line of Credit Documents.

“Maturity Date” shall mean October 14, 2031, being 5 years from the Effective Date, unless extended in accordance with Section 2.6 hereof.

“Note” shall mean the Promissory Note executed by Borrower in favor of Lender evidencing the Line of Credit, substantially in the form attached hereto as Exhibit A.

Line of Credit Agreement

“Person” shall mean any individual, corporation, partnership, limited liability company, trust, unincorporated organization, joint venture, Governmental Authority, or any other entity of whatever nature.

ARTICLE II

AMOUNT AND TERMS

2.1 Line of Credit. On the Effective Date, the Lender shall provide the Borrower a line of credit in the maximum aggregate principal amount of $20,000,000 (the “Line of Credit”). Notwithstanding anything contained herein to the contrary, the aggregate outstanding principal balance of all borrowings under the Line of Credit, including the Initial Principal Balance described in Section 2.2, shall never exceed $20,000,000 at any time. Interest shall accrue only on amounts actually advanced to Borrower (with the Initial Principal Balance being deemed actually advanced). Amounts repaid by Borrower may be reborrowed during the term of this Agreement, provided that the aggregate outstanding principal balance under the Line of Credit shall never exceed $20,000,000. Notwithstanding anything contained herein to the contrary, Lender shall have no obligation to make any advance requested by Borrower and may approve or reject any requested advance in its sole and absolute discretion for any reason or no reason.

2.2 Initial Principal Balance. In consideration for the conveyance of the 18% Unsecured Promissory Note and Series A Redeemable Preferred Stock from the Lender to the Borrower under the Exchange Agreement, at issuance of the Note on the Effective Date, the Note will have an initial principal balance of $10,000,000 owed under the Note, which amount will be deemed advanced to the Borrower as of the Effective Date.

2.3 Interest. The Note will bear simple interest at the fixed rate of 10% per annum, in arrears, with one balloon payment of principal and interest being due and payable on the Maturity Date. The Note may be prepaid at any time without penalty in accordance with Section 2.4.

2.4 Borrowing Notice. Borrower shall provide Lender with written notice of each requested advance at least 14 calendar days prior to the requested funding date (a “Borrowing Notice”). Each Borrowing Notice shall specify: (a) the amount of the requested advance; (b) the requested funding date; (c) a reasonably detailed description of the proposed use of proceeds of such advance; and (d) such other information reasonably requested by Lender regarding the proposed use of proceeds. Upon receipt of a Borrowing Notice, Lender shall have the right, in its sole and absolute discretion, to approve or reject the requested advance for any reason or no reason. No advance shall be funded unless and until Lender provides written notice approving such advance. Each advance shall be in a minimum amount of $100,000, or such lesser amount as may remain available under the Line of Credit.

2.5 Prepayment. Borrower may prepay all or any portion of the outstanding principal balance of the Line of Credit at any time and from time to time without premium or penalty. Any prepayment shall be applied first to accrued and unpaid interest, and then to outstanding principal.

2.6 Extension of Maturity Date. The Maturity Date may be extended upon mutual written agreement of the Parties.

ARTICLE III

EQUITY PARTICIPATION

3.1 Common Stock. In consideration of Lender’s commitment to provide the Line of Credit, Borrower shall issue to Lender shares of common stock, par value $0.0001 per share (the “Shares”), at the rate of 1.5 Shares for every $1.00 of principal outstanding under the Line of Credit. Upon the Effective Date, Borrower shall issue 15,000,000 Shares to Lender in respect of the Initial Principal Balance. Thereafter, within 10 Business Days following each advance that causes the aggregate outstanding principal balance under the Line of Credit to exceed the principal balance previously reflected for purposes of share issuances made under this Section, Borrower shall issue to Lender such additional number of Shares as necessary so that the total number of Shares issued pursuant to this Section equals 1.5 Shares for each $1.00 of aggregate principal then outstanding under the Line of Credit. In no event shall the aggregate number of Shares issued pursuant to this Section exceed 30,000,000 Shares, subject to adjustment pursuant to Section 3.2. The issuance of Shares pursuant to this Article III shall constitute a private offering exempt from registration under the Securities Act and applicable state securities laws.

Line of Credit Agreement

3.2 Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassifications. In case the Company shall (a) pay a dividend with respect to its common stock in shares of capital stock, (b) subdivide its outstanding shares of common stock, (c) combine its outstanding shares of common stock into a smaller number of shares of any class of common stock or (d) issue any shares of its capital stock in a reclassification of the common stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), other than elimination of par value, a change in par value, or a change from par value to no par value, (any one of which actions is herein referred to as an “Adjustment Event”), the number of Shares issuable under Section 3.1 of this Agreement shall be adjusted in a corresponding amount with the Adjustment Event.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 Borrower Representations and Warranties. The Borrower hereby represents and warrants to Lender, as of the Effective Date, as follows:

(a) Authority to Execute and Perform Agreements. The Borrower has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and the other Line of Credit Documents and to perform fully its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Line of Credit Documents by the Borrower and the consummation of the transactions contemplated hereby and thereby have been or will be duly and validly authorized by all necessary individual and corporate action, and no other proceedings on the part of Borrower are necessary to authorize this Agreement and the other Line of Credit Documents or to consummate the transactions so contemplated. This Agreement and the other Line of Credit Documents have all been or will be duly executed and delivered and are the valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.

(b) No Breach. The Borrower’s execution, delivery and performance of this Agreement and the other Line of Credit Documents and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or otherwise result in the breach or violation of any of the terms and conditions of, result in a modification of the effect of or constitute (or with notice or lapse of time or both would constitute) a default under (a) the Borrower’s Certificate of Formation; (b) any Contract to which the Borrower is a party or by or to which it or any of their assets are bound or subject; or (c) any governmental law or judicial order against, or binding upon or applicable to Borrower or their assets.

(c) No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of Borrower in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Borrower or any action taken by Borrower.

(d) No Legal Proceedings. As of the date hereof, there is no action, suit or proceeding other than a pending, or to the knowledge of the Borrower threatened, against or involving the Borrower in any court, or before any arbitrator of any kind, or before or by any governmental body, which in the reasonable judgment of the Borrower (taking into account the exhaustion of all appeals) would have a material adverse effect on the financial condition of Borrower, and there is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or involving the Borrower in any court, or before any arbitrator of any kind, or before or by any governmental body, which in the reasonable judgment of the Borrower (taking into account the exhaustion of all appeals) would have a material adverse effect on the financial condition of the Borrower, or which purports to affect the legality, validity, binding effect or enforceability of this Agreement or the Note.

4.2 Lender Representations and Warranties. Lender hereby represents and warrants to Borrower, as of the Effective Date, as follows:

Line of Credit Agreement

(a) Authority. Lender has full power and authority to execute, deliver and perform this Agreement and the other Line of Credit Documents. This Agreement has been duly authorized, executed and delivered by Lender and constitutes a valid and binding obligation of Lender enforceable against Lender in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and general principles of equity.

(b) Investment Intent. Lender is acquiring the Shares for its own account for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof in violation of applicable securities laws.

(c) Restricted Securities. Lender understands that the Shares have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws and may not be offered, sold, pledged, assigned or otherwise transferred unless subsequently registered under applicable securities laws or unless an exemption from such registration requirements is available.

(d) Access to Information. Lender acknowledges that it has had access to all information regarding Borrower and its business, operations and financial condition that Lender has deemed necessary or appropriate to evaluate the acquisition of the Shares and the transactions contemplated by this Agreement.

(e) Opportunity to Ask Questions. Lender has had the opportunity to ask questions of, and receive answers from, representatives of Borrower regarding the terms and conditions of the transactions contemplated by this Agreement and to obtain such additional information as Lender has deemed necessary to evaluate such transactions.

(f) Sophistication. Lender has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the acquisition of the Shares and is capable of bearing the economic risk of such investment.

(g) Independent Advice. Lender has had the opportunity to consult with legal, tax, accounting and financial advisers of its own choosing concerning the transactions contemplated by this Agreement.

(h) No General Solicitation. The Shares were not offered to Lender by means of any form of general solicitation or general advertising.

(i) Accredited Investor. Lender is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act.

ARTICLE V

COVENANTS

For so long as any principal amount and accrued interest in respect of the Line of Credit remains outstanding, the Borrower covenants and agrees with the Lender as follows:

5.1 Notice. Borrower shall promptly notify Lender in writing of any of the following:

(a) The existence or occurrence of any event, which with the passage of time, the giving of notice, or both, would constitute a Default under this Agreement or a default under any of the Line of Credit Documents; and,

(b) Any events or changes in the financial condition of Borrower occurring since the date of the last financial statement of Borrower filed with the Securities and Exchange Commission prior to the date of this Agreement, which individually or cumulatively when viewed in light of prior financial statements, may result in a Material Adverse Event in the financial condition of Borrower.

5.2 Compliance with Laws. Borrower shall comply with all local, state and federal laws, except where non-compliance could not reasonably be expected to constitute a Material Adverse Event.

Line of Credit Agreement

5.3 Use of Proceeds. Borrower shall use the proceeds of the Line of Credit solely for working capital and for general corporate purposes.

5.4 Additional Negative Covenants. Borrower shall not, without the prior written consent of Lender, (i) liquidate, dissolve or wind-up the business and affairs of any of Borrower; (ii) effect any merger or consolidation transaction; (iii) sell, lease, transfer, license or otherwise dispose, in a single transaction or series of related transactions, by Borrower of all or substantially all the assets of Borrower; or (iv) consent to any of the foregoing.

5.5 Use of Proceeds Reporting. In connection with each Borrowing Notice, Borrower shall provide Lender with a reasonably detailed description of Borrower’s intended use of the requested advance. Borrower shall use the proceeds of each advance substantially in accordance with the use of proceeds disclosed in the applicable Borrowing Notice; provided, however, that Borrower may make reasonable modifications thereto in the ordinary course of business.

ARTICLE VI

DEFAULT; REMEDIES

6.1 Events of Default. Each of the following shall constitute an Event of Default hereunder:

(a) Borrower shall fail to pay any interest when due and such failure shall continue for a period of 10 Business Days after written notice thereof from Lender;

(b) Borrower shall fail to pay any principal when due;

(c) Any representation or warranty made by Borrower herein or in any Line of Credit Document shall prove to be false or misleading in any material respect when made;

(d) Borrower shall fail to observe or perform any other covenant or agreement contained herein or in any Line of Credit Document, and such failure shall continue unremedied for 30 days after written notice thereof from Lender;

(e) Borrower shall (i) become insolvent, (ii) make a general assignment for the benefit of creditors, (iii) file a voluntary petition in bankruptcy, (iv) have an involuntary petition in bankruptcy filed against it that is not dismissed within 60 days, or (v) have a receiver, trustee, or custodian appointed for a substantial portion of its assets; or

(f) A Material Adverse Event shall have occurred and be continuing.

6.2 Remedies upon Event of Default. Upon the occurrence of an Event of Default and/or at any time thereafter during its continuance, Lender shall have the unconditional right, but not the obligation, by notice to the Borrower, to take any or all of the following actions at the same or different times:

(a) Terminate this Agreement and/or terminate the Lender’s obligations to advance funds under this Agreement;

(b) Accelerate and declare all unpaid principal due under the Note and all interest and charges due thereunder and/or any and all other obligations to be forthwith due and payable in full, whereupon all such amounts shall automatically and immediately become due and payable in full without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding; and/or

(c) Exercise any or all of its rights, powers, or remedies under the Line of Credit Documents and/or applicable law.

6.3 Remedies Cumulative. The remedies of Lender hereunder are cumulative and not exclusive of any other remedies provided by law or equity.

Line of Credit Agreement

6.4 Default Interest. Upon the occurrence and during the continuance of an Event of Default, the outstanding balance of principal and interest shall bear interest at the Default Rate set forth in the Note.

6.5 Costs and Expenses. In the event of a Default, Borrower shall pay all reasonable costs and expenses incurred by Lender in enforcing its rights hereunder, including reasonable attorneys’ fees and court costs.

ARTICLE VII

MISCELLANEOUS

7.1 Notices. All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed duly given (a) when personally delivered, (b) upon receipt when sent by certified or registered mail, return receipt requested, postage prepaid, (c) 1 Business Day after deposit with a nationally recognized overnight courier service, or (d) upon transmission when sent by electronic mail with confirmation of receipt, in each case addressed to the Parties at their respective addresses set forth above or at such other address as either Party may designate by notice to the other.

7.2 Amendments and Waivers. No amendment, modification, or waiver of any provision of this Agreement shall be effective unless in writing and signed by both Parties. No waiver of any Default shall be deemed a waiver of any subsequent Default.

7.3 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of Borrower, Lender and their respective successors and assigns.

7.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Borrower may not assign its rights or obligations hereunder without the prior written consent of Lender. Lender may assign its rights hereunder without the consent of Borrower.

7.5 Severability. If any term or provision of this Agreement shall, to any extent, be determined by a court of competent jurisdiction to be void, voidable or unenforceable, such void, voidable or unenforceable term or provision shall not affect any other term or provision of this Agreement.

7.6 Entire Agreement. This Agreement, together with the other Line of Credit Documents, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written.

7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.8 Headings. The headings of the Articles and Sections of this Agreement are for convenience of reference only and shall not affect the interpretation or construction hereof.

7.9 Further Assurances. Each Party agrees to execute and deliver such further instruments and documents and to take such further actions as may be reasonably required to carry out the purposes and intent of this Agreement.

7.10 Governing Law. This Agreement is governed by and shall be construed under the laws of the State of Texas, without giving effect to its conflict-of-laws principles.

7.11 Jurisdiction. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in Midland County, Texas for any action, suit, or proceeding arising out of or relating to this Agreement.

7.12 Expenses. Each Party shall bear its own costs and expenses incurred in connection with the negotiation, execution, and delivery of this Agreement and the other Line of Credit Documents, except as otherwise provided in Section 6.5.

Line of Credit Agreement

7.13 Indemnification. Borrower shall indemnify and hold harmless Lender from and against any and all losses, claims, damages, liabilities, and expenses (including reasonable attorneys’ fees) arising out of or relating to any breach by Borrower of this Agreement or any Line of Credit Document.

7.14 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing herein shall be construed as conferring any right on any other Person.

7.15 Attorney Fees. Borrower and Lender agree that should either of them default in any of the covenants or agreements contained in this Agreement or any of the Line of Credit Documents, the defaulting party shall pay all costs and expenses, including reasonable attorney fees and costs, incurred by the non-defaulting party to protect its rights hereunder, regardless of whether an action is commenced or prosecuted to judgment.

7.16 Survival. All representations, warranties, covenants, and indemnities contained in this Agreement shall survive the execution and delivery of this Agreement and the making of any advance hereunder.

7.17 Jury Waiver. EACH BORROWER AND LENDER HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS INSTRUMENT AND TO ANY OF THE LINE OF CREDIT DOCUMENTS, THE OBLIGATIONS HEREUNDER OR THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. EACH BORROWER AND LENDER EACH REPRESENT TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

7.18 Final Expression. THIS AGREEMENT AND THE LINE OF CREDIT DOCUMENTS ARE THE FINAL EXPRESSION OF THE AGREEMENT AND UNDERSTANDING OF LENDER WITH RESPECT TO THE LINE OF CREDIT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

7.19 Digital Signatures. This Agreement and all Line of Credit Documents may be executed by digital signatures and delivered electronically in PDF format, each of which shall be given the same legal weight as though they were ribbon original signatures.

IN WITNESS WHEREOF, the Parties have executed this Line of Credit Agreement as of the date first written above.

BORROWER:

NEXT BRIDGE HYDROCARBONS, INC.

By:	/s/ Gregory McCabe
Gregory McCabe, Chairman & CEO

LENDER:

Panther Bridge, LLC

By:	/s/ Gregory McCabe, Jr.
Gregory McCabe, Jr., Sole Manager

Line of Credit Agreement

EXHIBIT A

FORM OF PROMISSORY NOTE

[See attached]

Line of Credit Agreement